Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2015 FIRST QUARTER RESULTS

• Double digit growth in-line with expectations

• The Company affirms its outlook for fiscal 2015

• Board of Directors increases quarterly dividend by two cents to $0.23 per share

Mentor, Ohio (August 5, 2014)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2015 first quarter ended June 30, 2014. Fiscal 2015 first quarter revenue increased 12% to $412.6 million compared with $367.7 million in the first quarter of fiscal 2014, driven by growth in the Company’s Healthcare and Isomedix segments. Organic revenue growth in the first quarter of fiscal 2015 was 3%.

As reported, fiscal 2015 first quarter net income was $24.5 million, or $0.41 per diluted share, compared with net income of $32.3 million, or $0.54 per diluted share in the first quarter of fiscal 2014, which includes a $0.15 tax benefit associated with the Company’s prior European restructuring effort. Adjusted earnings in the first quarter of fiscal 2015 increased to $0.54 per diluted share compared with $0.44 per diluted share in the first quarter of fiscal 2014. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

“We are pleased to have a strong start to our fiscal year,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “Revenue growth was in-line with our expectations as our consumables business exceeded forecast and offset a little softness in our capital equipment shipments. We believe both of these trends are a matter of timing. As a result, we anticipate that we will achieve our full year outlook of double digit revenue and adjusted earnings growth.”

Segment Results

Healthcare revenue in the quarter was $302.8 million, an increase of 17% compared with $258.9 million in the first quarter of fiscal 2014. This growth was across the business, with service revenue growth of 43%, consumable revenue increases of 12% and capital equipment revenue was up 1%. Healthcare revenue grew 4% organically excluding the IMS and Eschmann acquisitions. As reported,

STERIS Corporation

News Announcement

operating income for the first quarter of fiscal 2015 was $18.0 million compared with operating income of $14.9 million in last year’s first quarter. Adjusted operating income was $29.7 million compared with $19.7 million in the prior year first quarter, driven by organic volume growth, product mix and acquisitions.

Life Sciences first quarter revenue declined 2% to $58.6 million compared with $59.9 million in the first quarter of fiscal 2014. While consumable revenue increased 6% and service revenue grew 9%, it was not enough to offset an 18% decline in capital equipment revenue, which tends to vary by quarter. Life Sciences first quarter fiscal 2015 operating income was $11.9 million compared with $12.5 million in last year’s first quarter, primarily reflecting the decline in volume.

Fiscal 2015 first quarter revenue for Isomedix Services was $51.2 million compared with $48.2 million in the same period last year, an increase of 6%. Operating income for the first quarter of fiscal 2015 increased to $16.2 million compared with $14.7 million in the first quarter of last year, as Isomedix continues to fill the recently expanded capacity.

Cash Flow

Net cash provided by operations for the first quarter of fiscal 2015 was $46.4 million, compared with $32.7 million last year. Free cash flow (see note 1) for the first quarter of fiscal 2015 was $23.1 million, compared with $11.0 million in the prior year. The improvement in free cash flow is primarily due to working capital improvements.

Outlook

Based upon current trends, the Company is affirming its original outlook for fiscal 2015, which includes revenue growth in the range of 15-17% and adjusted earnings per diluted share in the range of $2.78 to $2.91 for the full fiscal year. Please see the Company’s earnings release dated May 8, 2014 for a more detailed outlook.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a two cent increase in its quarterly dividend to $0.23 per common share, representing the ninth consecutive year of dividend increases. The dividend is payable September 23, 2014 to shareholders of record at the close of business on August 26, 2014.

STERIS Corporation

News Announcement

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time either over the Internet at www.steris-ir.com or via phone by calling 1-800-685-6364 in the United States and Canada, and 1-402-998-0553 internationally.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1)	Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

The press release and referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release and the referenced conference call, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or

STERIS Corporation

News Announcement

interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the press release, or the referenced conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products and the consent decree are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, or those matters described in our Form 10-K for the year ended March 31, 2014 and other securities filings, may adversely impact Company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of recent acquisitions or of our restructuring efforts will not be realized or will be other than anticipated, (h) the effects of contractions in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2014, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Revenues	$412,643	$367,652
Cost of revenues	242,664	220,806
Cost of revenues—Restructuring	(114)	—

Cost of revenues, net	242,550	220,806

Gross profit	170,093	146,846
Operating expenses:
Selling, general, and administrative	113,688	93,929
Research and development	12,409	11,853
Restructuring expense	(172)	52

Total operating expenses	125,925	105,834

Income from operations	44,168	41,012
Non-operating expense, net	4,462	4,739
Income tax expense	15,169	3,956

Net income	$24,537	$32,317

Earnings per common share (EPS) data:
Basic	$0.41	$0.55

Diluted	$0.41	$0.54

Cash dividends declared per common share outstanding	$0.21	$0.19
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,169	59,005
Diluted number of common shares outstanding	59,814	59,790

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	June 30,	March 31,
	2014	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$157,936	$152,802
Accounts receivable, net	284,194	313,686
Inventories, net	179,593	155,146
Other current assets	55,174	53,111

Total Current Assets	676,897	674,745
Property, plant, and equipment, net	475,222	454,410
Goodwill and intangible assets, net	890,089	747,715
Other assets	10,258	10,292

Total Assets	$2,052,466	$1,887,162

Liabilities and Equity
Current liabilities:
Accounts payable	$88,046	$102,430
Other current liabilities	143,304	152,076

Total Current Liabilities	231,350	254,506
Long-term debt	658,740	493,480
Other liabilities	96,372	97,930
Equity	1,066,004	1,041,246

Total Liabilities and Equity	$2,052,466	$1,887,162

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$302,810	$258,888
Life Sciences	58,614	59,915
STERIS Isomedix Services	51,193	48,224

Total Reportable Segments	412,617	367,027
Corporate and Other	26	625

Total Segment Revenues	$412,643	$367,652

	Three Months Ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$17,966	$14,947
Life Sciences	11,945	12,539
STERIS Isomedix Services	16,191	14,718

Total Reportable Segments	46,102	42,204
Corporate and Other	(1,934)	(1,192)

Total Operating Income	$44,168	$41,012

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Three Months Ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$24,537	$32,317
Non-cash items	21,940	23,321
Changes in operating assets and liabilities	(124)	(22,941)

Net cash provided by operating activities	46,353	32,697
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(23,331)	(21,741)
Proceeds from sale of property, plant, equipment and intangibles	71	8
Investments in businesses, net of cash acquired	(179,012)	(115)

Net cash used in investing activities	(202,272)	(21,848)
Financing Activities:
Proceeds under credit facilities, net	165,260	21,410
Deferred financing fees and debt issuance costs	—	(43)
Repurchases of common shares	(5,319)	(4,775)
Cash dividends paid to common shareholders	(12,459)	(11,244)
Stock option and other equity transactions, net	7,150	8,482
Tax benefit from share-based compensation	3,835	718

Net cash used in and provided by financing activities	158,467	14,548
Effect of exchange rate changes on cash and cash equivalents	2,586	(1,567)

Decrease in cash and cash equivalents	5,134	23,830
Cash and cash equivalents at beginning of period	152,802	142,008

Cash and cash equivalents at end of period	$157,936	$165,838

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Three Months Ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$46,353	$32,697
Purchases of property, plant, equipment, and intangibles, net	(23,331)	(21,741)
Proceeds from the sale of property, plant, equipment, and intangibles	71	8

Free Cash Flow	$23,093	$10,964

Twelve Months Ended
March 31,
2015
(Outlook)*
Calculation of free cash flow for outlook:
Cash flows from operating activities	$230,000
Purchases of property, plant, equipment, and intangibles, net	(95,000)

Free Cash Flow	$135,000

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.41	$0.54
Loss (gain) from fair value adjustment of acquistion related contingent consideration	0.02	—
Tax benefit, European restructuring	—	(0.15)
Inventory and property “step up” to fair value, net of tax	0.02	—
Amortization and impairment of purchased intangible assets, net of tax	0.05	0.04
Acquisition related transaction and integration expenses, net of tax	0.04	0.01

Adjusted net income per diluted share	$0.54	$0.44

Twelve months ended
March 31,
2015
(Outlook)*
Net Income per diluted share	$2.40 — $2.53
Inventory “step up” to fair value, net of tax	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.02
Acquisition related transaction and integration expenses, net of tax	0.12

Adjusted net income per diluted share	$2.78 — $2.91

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)
Gross Profit	$170,093	$146,846
Amortization of inventory “step up” to fair value	1,234	—
Restructuring	(114)	—

Adjusted gross profit	$171,213	$146,846

Selling, general and administrative expenses	$113,688	$93,929
Amortization and impairment of purchased intangible assets	(5,200)	(4,290)
Amortization of property “step up” to fair value	(23)	—
Acquisition related transaction and integration costs	(3,634)	(708)
(Loss) gain from fair value adjustment of acquistion related contingent consideration	(1,998)	—

Adjusted selling, general and administrative expenses	$102,833	$88,931

Operating income	$44,168	$41,012
Amortization of inventory and property “step up” to fair value	1,257	—
Amortization and impairment of purchased intangible assets	5,200	4,290
Acquisition related transaction and integration costs	3,634	708
Loss (gain) from fair value adjustment of acquistion related contingent consideration	1,998	—
Restructuring	(286)	52

Adjusted operating income	$55,971	$46,062

Net income	$24,537	$32,317
Amortization of inventory and property “step up” to fair value	1,006	—
Amortization and impairment of purchased intangible assets, net of tax	3,244	2,617
Acquisition related transaction and integration costs	2,217	432
Loss (gain) from fair value adjustment of acquistion related contingent consideration	1,219	—
Tax Benefit, European Restructuring	—	(9,245)
Restructuring, net of tax	(174)	32

Adjusted net income	$32,049	$26,153

Healthcare operating income	$17,966	$14,947
Amortization of inventory and property “step up” to fair value	1,257	—
Amortization and impairment of purchased intangible assets	5,098	3,947
Acquisition related transaction and integration costs	3,634	708
Loss (gain) from fair value adjustment of acquistion related contingent consideration	1,998	—
Restructuring	(247)	52

Adjusted Healthcare operating income	$29,706	$19,654

Life Sciences operating income	$11,945	$12,539
Amortization and impairment of purchased intangible assets	18	26
Restructuring	(14)	—

Adjusted Life Sciences operating income	$11,949	$12,565

Isomedix operating income	$16,191	$14,718
Amortization and impairment of purchased intangible assets	84	317
Restructuring	(25)	—

Adjusted Isomedix operating income	$16,250	$15,035

STERIS Corporation

Unaudited Supplemental Financial Data

First Quarter Fiscal 2015

As of June 30, 2014

	FY 2015	FY 2014
Total Company Revenues
Capital Equipment	$120,395	$123,894
Consumables	110,045	99,034
Service	182,203	144,724

Total Recurring	292,248	243,758

Total Revenues, net	$412,643	$367,652

United States Revenues	$317,351	$288,353

United States Revenues as a % of Total	77%	78%
International Revenues	$95,292	$79,299
International Revenues as a % of Total	23%	22%

Segment Data	Q1	Q1
Healthcare
Revenues
Capital Equipment	$102,271	$101,674
Consumables	88,270	78,563
Service	112,269	78,651

Total Recurring	200,539	157,214

Total Healthcare Revenues, net	$302,810	$258,888

Operating Income	17,966	14,947

Adjusted Operating Income (1)	29,706	19,654
Life Sciences
Revenues
Capital Equipment	$18,124	$22,220
Consumables	21,775	20,471
Service	18,715	17,224

Total Recurring	40,490	37,695

Total Life Sciences Revenues	$58,614	$59,915

Operating Income	11,945	12,539

Adjusted Operating Income (1)	11,949	12,565
Isomedix Services
Revenues	$51,193	$48,224
Operating Income	16,191	14,718

Adjusted Operating Income (1)	16,250	15,035
Corporate and Other
Revenues	$26	$625
Operating Income (Loss)	(1,934)	(1,192)

Other Data	Q1	Q1
Product
Total product revenues	230,440	222,928
Total product cost of revenues	129,975	129,538
Restructuring expense	(114)	—
Amortization of inventory “step up” to fair value	1,234	—

Total product cost of revenues, adjusted (1)	128,855	129,538

Total product gross profit, adjusted (1)	101,585	93,390

As a percentage, adjusted (1)	44.1%	41.9%
Service
Total service revenues	182,203	144,724
Total service cost of revenues	112,575	91,268

Total service gross profit	69,628	53,456

As a percentage	38.2%	36.9%
Total Company gross profit margin, adjusted (1)	171,213	146,846

As a percentage, adjusted (1)	41.5%	39.9%

Healthcare Backlog	$125,032	$120,170
Life Sciences Backlog	45,969	44,562

Total Backlog	$171,001	$164,732
Free Cash Flow	$23,093	$10,964

Net Debt	$500,804	$347,862

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.